FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
ANNOUNCES 1st QUARTER 2006
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, March 31, 2006 — Genuine Parts Company (NYSE: GPC) plans to release First Quarter Earnings on April 17, 2006. Management will also conduct a conference call on this date at 2:00 p.m. Eastern time. You are invited to join the call, which will be hosted by Chairman, President and CEO Tom Gallagher and Vice Chairman and CFO Jerry Nix. The public may access the call by dialing 877-422-4780. The conference ID is 7017461. If you are unable to participate during the call, a replay of the call will be available at 800-642-1687, ID 7017461, two hours after the completion of the conference call until 12:00 a.m. Eastern time on May 1, 2006.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico. Genuine Parts Company had 2005 revenues of $9.8 billion.